EXHIBIT 99.1

ADVANCE DISPLAY TECHNOLOGIES, INC.
REGENT THEATERS, INC.

7334 SOUTH ALTON WAY, BUILDING 14, SUITE F
ENGLEWOOD, COLORADO 80112

NEWS RELEASE

CONTACT: MATTHEW W. SHANKLE,
      PRESIDENT AND CHIEF EXECUTIVE OFFICER
      (303) 267-0111

               ADTI REPORTS INFUSION OF NEW CAPITAL AND LAUNCH OF
                         MOTION PICTURE THEATER BUSINESS

ENGLEWOOD, CO, DECEMBER 1, 2003 - ADVANCE DISPLAY TECHNOLOGIES, INC. (OTCBB:
ADTI), a developer of fiber optics screen technologies, announced today that it has received an infusion of $1,000,000 in new capital from a group of new and existing shareholders and that, with that new capital, it will launch an additional, new business, named Regent Theaters. Under the Regent Theaters trademark, ADTI will immediately begin operating two movie theaters, one in Dallas and one in Los Angeles, and begin an active process of acquiring and developing additional theaters to build a new and uniquely focused national theater chain.

ADTI has acquired all of the membership interests in Regent Theaters, LLC and Regent Releasing, LLC, from Regent Entertainment Partnership, L.P., of Los Angeles, California. ADTI will shift its primary focus to its newly acquired theater and theatrical releasing operations. In addition, however, ADTI will also continue its historical business of developing and producing fiber optic display screen systems for video billboard and other display applications.

Two theaters operated by Regent Theaters, LLC will form the base of the Company's planned national chain of specialty motion picture theaters. The Company intends to acquire the rights to additional theaters across the country which will be re-formatted, to varying degrees, as high quality, jewel box theaters presenting quality, gay and lesbian themed, motion pictures, as well as other specialty motion pictures. Stephen P. Jarchow, a member of the Company's board of directors, is a principal of Regent Entertainment, which produces motion pictures in a variety of genres, including those appealing to the gay and lesbian audience. Mr. Jarchow and the other principal of Regent Entertainment, Paul Colichman, will actively assist management's efforts to locate and develop additional movie theaters across the country.

PS Here, LLC, ("PS Here") an affiliate of Regent Entertainment, recently launched its Here!(TM) Pay-Per-View Movie Channel, which is being carried by Direct TV. Here!(TM) offers motion pictures that cater to the gay and lesbian audience, but also appeal to sophisticated cross-over audiences as well.. The Company believes that a positive environment currently exists for the development of a national theater chain and theatrical releasing organization focused on high quality motion pictures targeting the gay, lesbian and crossover audiences.. As on Here!(TM), the films shown by the Company's theaters will not address only gay or lesbian issues. Rather, these films will portray, for example, major characters who


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happen to be gay or lesbian and show those characters in a realistic and non-stereotypical manner as well as other subject material of interest to the target audiences. Further information about Regent Entertainment and Here!(TM) films and programming can be found at their respective websites, WWW.REGENTENTERTAINMENT.COM and WWW.HEREPPV.COM.

THEATER ACQUISITION AND OPERATION

While the Company has acquired all of the issued and outstanding membership interests in Regent Theaters, LLC and Regent Releasing, LLC, from Regent Entertainment, neither entity owns any movie theaters or other real property. Regent Theaters is the lessee of the two movie theaters in Dallas and in Los Angeles. The Dallas theater is leased from Highland Park Shopping Village through January 12, 2011 at a monthly rental rate equal to the greater of 10% of theater revenues or an escalating share of operating expenses that peaks at $10,307.70 per month in 2010. The Los Angeles theater is leased from Regent Showcase L.L.C., a company owned by Regent Entertainment, at a monthly rental equal to the greater of $10,000 (escalating 3% per annum) or 10% of theater revenues, plus its share of common area operating expenses, through November 30, 2013. Prior to being acquired by the Company, the theater and theatrical releasing operations of Regent Entertainment were marginally profitable or operated at a slight loss. The Company believes that theater financial performance has been improving over the last year and that there is an opportunity for further improvement under ADTI's ownership.

John Lambert, currently a senior vice president with Regent Entertainment, will direct the Company's theater and theatrical releasing operations. Mr. Lambert will serve as senior vice president of the Company. He has over 30 years of experience in theater operations and specialty motion picture distribution.

The Regent Highland Park Village Theater in Dallas is a four screen 500-seat complex in the prestigious Highland Park Village shopping center, at the corner of Preston Road and Mockingbird Lane. It typically plays major studio and independent films on three screens and quality crossover gay motion pictures on one screen.

The Regent Showcase Theater in Los Angeles is a single screen 800-seat theater located at La Brae and Melrose in West Hollywood. It currently follows similar programming as the Dallas theater. ADTI plans to base its corporate headquarters there and, as such, it is anticipated that the Company will make certain improvements to the leased premises in order to accommodate Mr. Lambert and a small administrative staff.

MANAGEMENT AND DIRECTORS

Matthew W. Shankle will continue as president of the Company and will manage its day-to-day operations, including general oversight of the theater operations. Messrs. Jarchow, DeGeorge and Shankle will continue as directors. Mr. Colichman will join the board as an additional director. Both Mr. Colichman and Mr. Jarchow are expected to provide assistance and guidance to management as it executes the Company's national expansion plan for its theater operations.

THE COMPANY'S REORGANIZATION AND RECAPITALIZATION

As a precondition to the acquisition of the Regent Theaters, LLC and Regent Releasing, LLC, the Company reorganized itself by: (i) converting all outstanding shares of the Company's Series C Preferred into Common Stock; (ii) converting all of the Company's debt into two new non-voting, non-convertible, junior priority, series of the Company's preferred stock; and (iii) obtaining subscriptions

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from existing shareholders to invest $1,000,000 in shares of a new, convertible, senior series of its preferred stock, the first $200,000 of which has already been received.

SERIES C PREFERRED CONVERSION

All of the Company's Series C Preferred Stock ("Series C Preferred") has been converted to shares of the Company's Common Stock, on a one-for-one basis.

Formerly, holders of the Company's Series C Preferred had no voting rights, except as required by law, but had dividend, liquidation, and redemption preferences, including the right of redemption at either the Company's option or the holder's option. Shares of the Company's Common Stock received in the conversion will have one vote per share and receive proceeds on the liquidation of the Company only after all debt and other obligations of the Company have been satisfied, and the liquidation preferences of the Company's preferred stock have been paid. The Common Stock received was not registered for resale with the Securities and Exchange Commission but recipients were granted the right to "piggy back" the registration of their shares of Common Stock on other registration statements filed by the Company, subject to certain limitations.

DEBT EXCHANGE

The holders of the Company's previously outstanding debt have exchanged their debt for shares of the Company's preferred stock. The $1,008,985 in debt incurred since January 25, 2002, which was used to finance the Company's pursuit of the theater acquisition and other business opportunities, has been exchanged for 1,008,985 shares of a new, non-voting, non-convertible series of the Company's preferred stock ("Series E Preferred"). The Series E Preferred will have no voting rights except for those required by law.

The Series E Preferred will receive a 5% dividend based on the purchase price of the Series E Preferred, i.e., the $1,008,985. This dividend is a mandatory dividend, which may not be increased or decreased, and will be automatically cumulated on December 31st of each year even if not declared by the Company's Board of Directors. The Series E Preferred is not convertible into any other series or class of the Company's capital stock. Upon liquidation of the Company, the Series E Preferred is junior to the Series D Preferred (described below), but senior to all of the Company's other capital stock.

The Company will have the option, but not the obligation, to redeem any or all of the shares of Series E Preferred at any time beginning three years from the date of issuance. The redemption price will be the stated value per share plus accrued but unpaid dividends.

All loans made to the Company prior to January 25, 2002 were exchanged for 4,549,015 shares of another new, nonvoting, nonconvertible series of the Company's preferred stock ("Series F Preferred"). Like the Series E Preferred, the Series F Preferred has no voting rights except as required by law, has no conversion rights, and is redeemable by the Company at a stated value at any time beginning three years from the date of issuance. Unlike the Series E Preferred, however, the Series F Preferred has no rights to dividends. Furthermore, the Series F Preferred is junior to the Series D Preferred and Senior E Preferred, but senior to the Company's Common Stock, on liquidation.

$1 MILLION EQUITY FINANCING

The Company raised $1,000,000 in new capital by issuing a new voting, convertible, participating series of the Company's preferred stock (the "Series D Preferred") to affiliates of the Company. The proceeds


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will be used to develop and expand the Company's theater operations. The Company issued 60,000,000 shares of Series D Preferred at a price of approximately 1.67(cent) per share, for aggregate consideration of $1,000,000.

Holders of Series D Preferred have one vote per share and will vote with the holders of Common Stock on all matters and will have class voting rights where required by law. The Series D Preferred is convertible into shares of Common Stock at the election of the holder thereof at an initial conversion rate of 1.67(cent) per share. The conversion rate will be adjusted in the event of a merger, stock split, stock combination, or stock dividend.

The Series D Preferred will have the most senior liquidation preference of all of the Company's capital stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, or a sale of the Company, the holders of the Series D Preferred shall be entitled to receive, after due payment or provision for payment for the debts and other liabilities of the Company, a liquidating distribution before any distribution may be made to holders of any other capital stock, in an amount equal to the greater of (a) the stated value of the shares of Series D Preferred plus any accrued and unpaid dividends or (b) the amount that would be paid to the holders of Series D Preferred on an "as converted" basis.

The Series D Preferred will not earn any dividend; rather, like the Common Stock, the holders of Series D Preferred shall be entitled to dividends only if and when declared by the Board of Directors.

Finally, the holders of Series D Preferred will be granted demand registration rights for the underlying shares of Common Stock and the right to "piggy back" on registrations that the Company initiates, subject to customary limitations. In addition, the holders of Series D Preferred will agree not to transfer their Series D Preferred (or Common Stock received upon conversion) without the Company's permission.

FORWARD-LOOKING STATEMENTS

The Private Disclosure Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These forward-looking statements involve risks and uncertainties, including but not limited to the following: the Company may be unable to profitably operate its two existing theaters or the additional theaters it intends to acquire; the Company may be unable to locate or acquire the rights to additional theaters suitable for its business plan; the Company's belief that national audiences will accept movie theaters focused on high quality gay themed motion pictures may prove to be erroneous; the Company's limited financial resources and small management team may prove to be insufficient to execute the planned national expansion of its theater business; the Company may encounter competition in acquiring theaters or in attracting the upscale gay and crossover audiences its seeks to attract; and various other risks typical of new businesses with a limited operating history and aggressive expansion plan. Although management believes the expectations reflected in the forward-looking statements made herein are based on reasonable assumptions, the Company cannot assure investors that these expectations will prove correct, and the actual results that the Company achieves may differ materially from any forward-looking statements, due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information. Readers are urged to carefully review


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and consider the various disclosures made by the Company in the Statement that attempt to advise interested parties of the risks and factors that may affect the Company's business.